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                                                                     EXHIBIT 5.1

May 5, 1998

Industrial Distribution Group, Inc.
2500 Royal Place
Tucker, Georgia  30084

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1, File No. 333-___________, (the "Registration Statement"), filed by Industrial Distribution Group, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), to be issued from time to time by the Company or sold by certain shareholders of the Company (the "Selling Shareholders").

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company or sold by the Selling Shareholders have been (or will be, when issued in transactions as contemplated by and described generally in the Registration Statement) validly issued and fully paid for and are nonassessable, and that such shares may be sold and delivered by the Company or the Selling Shareholders, as the case may be, in the manner and under the terms and conditions described in the Registration Statement without affecting adversely their status as validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          KILPATRICK STOCKTON LLP


                                          By: /s/ W. Randy Eaddy
                                             ----------------------------------
                                              W. Randy Eaddy, A Partner